CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Independent Accountants", and "Financial Statements" in Post-Effective Amendment No. 22 under the Securities Act of 1933 and Amendment No. 22 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-75340) of Guinness Flight Investment Funds with respect to the issuance of our consent to the reference of our firm in Post-Effective Amendment No. 20 and to the incorporation by reference therein of our report on the financial statements and financial highlights of Guinness Flight Investment Funds for the year ended December 31, 1998.




                                                  /s/ ERNST & YOUNG LLP
                                                  ---------------------
                                                     Ernst & Young LLP


Los Angeles, California
June 14, 1999